   As filed with the Securities and Exchange Commission on September 26, 2005

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                                  CATUITY INC.
       (Exact name of registrant as specified in its governing instrument)


            DELAWARE                                    38-3518829
 (State or Other Jurisdiction of           (I.R.S. Employer Identification No.)
 Incorporation or Organization)

                                   ----------

                           2711 EAST JEFFERSON AVENUE
                             DETROIT, MICHIGAN 48207
                    (Address of Principal Executive Offices)


          CATUITY INC. 2005 NON-EMPLOYEE DIRECTOR RESTRICTED STOCK PLAN
                CATUITY INC. 2005 EMPLOYEE RESTRICTED STOCK PLAN

                           (Full titles of the plans)



                                JOHN H. LOWRY III
                             CHIEF FINANCIAL OFFICER
                                  CATUITY INC.
                           2711 EAST JEFFERSON AVENUE
                             DETROIT, MICHIGAN 48207
                                 (313) 567-4348
(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)



                         CALCULATION OF REGISTRATION FEE

=====================================================================================================================

Title of Securities          Amount to be        Proposed Maximum             Proposed Maximum           Amount of
to be Registered              Registered     Offering Price Per Share     Aggregate Offering Price   Registration Fee
----------------             ------------    ------------------------     ------------------------   ----------------

Common Stock                   317,000                $13.82                     $4,380,940               $515.64

=====================================================================================================================

The registration fee was computed based on the estimated offering price pursuant to Rule 457(h)(1). Pursuant to Rule 416(c), this Registration Statement covers an indeterminate number of shares that may be offered and issued to prevent dilution as a result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION

         The documents containing the information specified in this Item 1 will be sent or given to each employee who is eligible to participate in the Plan as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

         The documents containing the information specified in this Item 2 will be sent or given to each employee who is eligible to participate in the Plan as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents and information heretofore filed with the Commission are incorporated herein by reference:

     o our annual report on Form 10-K for the year ended December 31, 2004 filed on March 31, 2005, as amended on Form 10-K/A filed on May 2, 2005;

     o our quarterly report on Form 10-Q for the quarter ended March 31, 2005 filed on May 16, 2005;

     o our quarterly report on Form 10-Q for the quarter ended June 30, 2005 filed on August 15, 2005;

     o our current reports on Form 8-K filed on March 3, March 17, April 7, April 20, June 22, June 24, July 5, July 8, July 27, August 30 (2), September 6, September 7, September 9 and September 23, 2005;

     o   our definitive proxy statement filed on June 13, 2005; and

     o the description of our common stock contained in our registration statement on Form 10-12G filed on o March 21, 2000, as amended, and including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or replaced for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or replaces such statement. Any statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part hereof.

         Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this Registration Statement or the related prospectus.

ITEM 4. DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

         There are no experts or counsel with interests in the Registrant.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         As permitted by the Delaware General Corporation Law, Registrant's Certificate of Incorporation provides that no director will be personally liable to Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (1) for any breach of the director's duty of loyalty to Registrant or its stockholders; (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the Delaware General Corporation Law; and (4) for any transaction from which the director derived an improper personal benefit.

         Registrant's bylaws further provide that Registrant must indemnify its directors and executive officers and may indemnify its other officers and employees and agents to the fullest extent permitted by Delaware law. Registrant currently maintains liability insurance for its officers and directors.

         Registrant has entered into indemnification agreements with each of its directors. These agreements require Registrant, among other things, to indemnify each director for certain expenses (including attorneys' fees), judgments, fines, penalties and settlement amounts incurred by any such person in any threatened, pending or completed action, suit or proceeding or by reason of any event or occurrence arising out of such person's services as a director. Under various employment agreements, Registrant also has agreed to indemnify various officers for any cost, loss, damage or liability (including legal fees) incurred in connection with any action brought against the officer arising from the performance of his duties.

         There is no pending litigation or proceeding involving any of our directors, officers, employees or agents as to which indemnification is being sought. Registrant is not aware of any pending or threatened litigation or proceeding that might result in a claim for such indemnification.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

ITEM 8. EXHIBITS

         The exhibits filed herewith are set forth on the Exhibit Index filed as part of this Registration Statement.

ITEM 9. UNDERTAKINGS

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) to include any prospectus required by Section
                  10(a)(3) of the Securities Act;

                           (ii) to reflect in the prospectus any facts or
                  events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table set forth in this registration statement; and

                           (iii) to include any material information with
                  respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Detroit, Michigan, on September 23, 2005.


                        CATUITY INC.

                        By: /s/ John H. Lowry III
                            ----------------------------------------------------
                            John H. Lowry III, Vice President, CFO and Secretary

                        SIGNATURES AND POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alfred H. Racine and John H. Lowry III, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and sign any registration statement (or amendment thereto) for the same offering covered by the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                        TITLE                                             DATE
---------                                        -----                                             ----

                                                 President, Chief Executive Officer and            September 23, 2005
/s/ Alfred H. Racine                             Director (Principal Executive Officer)
---------------------------------------------
Alfred H. Racine

                                                 Vice President and Chief Financial Officer
/s/ John H. Lowry III                            (Principal Financial and Accounting Officer)      September 23, 2005
---------------------------------------------
John H. Lowry III

/s/ Alexander S. Dawson                          Chairman of the Board of Directors                September 23, 2005
---------------------------------------------
Alexander S. Dawson

/s/ Clifford W. Chapman, Jr.                     Director                                          September 23, 2005
---------------------------------------------
Clifford W. Chapman, Jr.

/s/ Donald Campion                               Director                                          September 23, 2005
---------------------------------------------
Donald Campion

/s/ Geoff Wild                                   Director                                          September 23, 2005
---------------------------------------------
Geoff Wild

                                  EXHIBIT INDEX


EXHIBIT
NUMBER                                       DESCRIPTION
-------                                      -----------

5.1* Opinion and Consent of Jaffe, Raitt, Heuer & Weiss, P.C. as to legality of securities being registered

10.1              Catuity Inc. 2005 Non-Employee Director Restricted Stock Plan
                  (Incorporated by reference to Appendix B to Catuity Inc.'s definitive proxy statement filed June 13, 2005, File No.
                  000-30045)

10.2 Catuity Inc. 2005 Employee Restricted Stock Plan (Incorporated by reference to Appendix C to Catuity Inc.'s definitive proxy statement filed June 13, 2005, File No. 000-30045)

23.1*             Consent of BDO Seidman LLP

23.2*             Consent of Ernst & Young LLP

24.1*             Powers of Attorney (see Signature Page)

*Filed herewith